As filed with the Securities and Exchange Commission on January 27, 1999
                                               Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  DECS Trust IV
             (Exact Name of Registrant as Specified in Its Charter)

                         Delaware                                                 Not Applicable
         (State of Incorporation or Organization)                                (I.R.S. Employer
                                                                               Identification No.)
               c/o Salomon Smith Barney Inc
                   388 Greenwich Street
                    New York, New York                                                10013
         (Address of Principal Executive Offices)                                   (Zip Code)


    If this Form relates to the registration of a               If this Form relates to the registration of a
    class of securities pursuant to Section 12(b) of            class of securities pursuant to Section 12(g)
    the Exchange Act and is effective pursuant to               of the Exchange Act and is effective pursuant
    General Instruction A.(c), check the following              to General Instruction A.(d), check the
    box. |_|                                                    following box. |X|


Securities Act registration file number to which this form relates: Securities Act File No. 333-69325
Investment Company Act File No. 811-09163

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                   Name of Each Exchange on Which
      to be so Registered                   Each Class is to be Registered
      -------------------                   ------------------------------
      None                                  N/A

Securities to be registered pursuant to Section 12(g) of the Act:
        DECS representing shares of beneficial interest in DECS Trust IV
                                (Title of Class)


Item 1. Description of Registrant's Securities to be Registered

     A description of the securities to be registered appears on pages 22 through 24 (under the caption "Description of the DECS") and pages 26 through 30 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion) dated December 21, 1998 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-69325) and under the Investment Company Act of 1940, as amended, (File No. 811-09163). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on December 21, 1998, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.



Item 2. Exhibits

     All necessary exhibits will be filed with the Nasdaq Stock Market, Inc. in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  January 27, 1999           DECS TRUST IV



                                   By:   /s/ Tyler Dickson
                                         -----------------
                                         Tyler Dickson
                                         As Trustee